Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prime Estates & Developments, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-11/A, of our report dated August 6, 2009 and March 31, 2010, of Prime Estates & Developments, Inc relating to the financial statements as of July 31, 2009  and for the period from inception to July 31, 2009, and to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

April 1, 2010